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                                                                   Exhibit 10.45


                           MAXWELL TECHNOLOGIES, INC.

                    1999 MANAGEMENT EQUITY OWNERSHIP PROGRAM

                      (AS AMENDED THROUGH JANUARY 28, 2000)

1.       PURPOSE

         The Maxwell Technologies, Inc. 1999 Management Equity Ownership Program (the "Program") is intended to promote the long-term growth and financial success of Maxwell Technologies, Inc. (the "Company") and to strengthen the link between the interests of management and the Company and its stockholders by:

         - providing senior management of the Company and its Subsidiaries with an opportunity to increase their ownership of the Company's Common Stock; and

         - providing this opportunity in a manner that is designed to align senior management's investment risk with the Company's financial performance.

2.       DEFINITIONS

         Except where the context otherwise indicates, the following definitions apply:

         "Board" means Board of Directors of the Company or, for purposes of administering the Program after delegation by the Board, the Compensation Committee of the Board.

         "Cause" means termination for any of the following reasons:

                   (i) commission of an act of theft, fraud or material dishonesty or misconduct involving the property or affairs of the Company or the carrying out of Participant's duties; or

                   (ii) conviction of a felony; or

                   (iii) refusal or failure to implement any reasonable directive issued by the Board and failure to remedy the refusal or failure within 15 days of receipt of written notice thereof; or

                   (iv) obtaining of any personal profit by Participant or his family arising out of or in connection with a transaction to which the Company or any of its Subsidiaries is a party or with which it is associated without making disclosure to and obtaining prior written consent of the Company.


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         "Common Stock" means the Common Stock, $0.10 par value per share, of the Company.

         "Disability" means the inability of the Participant to perform his or her normal duties of employment as a result of incapacity as determined by the Board.

         "Effective Date" means the date the Program is approved by the stockholders of the Company.

         "Interest Rate" means the "applicable federal rate" in effect on the date of a Purchase Loan for loans with a maturity of four years with interest compounded annually, as determined by Section 1274(d) of the Internal Revenue Code of 1986, as amended.

         "Market Price" with respect to a given security shall mean, for any given date (or in the event such date is not a Trading Day, the last Trading Day prior to such date), the closing sale price of such security on such date, as reported in The Wall Street Journal, as reported on the principal national securities exchange or national automated stock quotation system on which such security is traded or quoted.

         "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Participant" means each eligible employee of the Company or any of its Subsidiaries who is designated by the Board to receive a Purchase Loan.

         "Purchase Loan" means an extension of credit to the Participant by the Company evidenced by the Purchase Note and secured by a pledge of the Common Stock purchased by the Participant in accordance with the Program's terms and conditions. Purchase Loans need not be identical and shall be in the form approved by the Board.

         "Purchase Note" means a full recourse promissory note including the terms set forth in Section 6(a).

         "Retirement" shall be as defined by the Board.

         "Service" means employment with the Company or its Subsidiaries.

         "Subsidiary" means a corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).


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         "Tax Rate" means, at the time of determination, the maximum marginal effective combined federal and state tax rates on ordinary income or capital gains, as the case may be, to which such individual is subject.

         "Termination of Service" means a Participant's termination of Service such that he or she is no longer an employee of either the Company or any of its Subsidiaries for any reason whatsoever.

3.       THE PROGRAM

         (a) GENERAL. The aggregate principal amount of Purchase Loans outstanding at any time under the program shall not exceed $900,000. All repayments of principal (of any type and for whatever reason) of outstanding Purchase Loans extended under the Program shall again become available for further Purchase Loans. As further provided in Section 6, Purchase Loans may be extended in connection with open market purchases or acquisitions directly from the Company.

         (b) DIRECT ACQUISITIONS. The Board shall have complete discretion as to whether to offer to any Participant the opportunity to acquire Common stock directly from the Company. If the Board determines to offer such opportunity to a Participant, the Board shall specify a date to establish a price at which such Common Stock shall be offered (the "Offer Price"). The Offer Price shall be the closing sale price on the date on which such price was established. Each Participant to whom the Board elects to extend the offer to purchase shall have the right to accept the offer for all or any portion (subject to a minimum established by the Board) of the shares offered. Upon receipt of each Participant's election, the Company shall proceed to issue the shares in accordance with the provisions of Section 6.

4.       TERM OF THE PROGRAM

         The Program shall become effective upon the approval by the stockholders of the Company. The Program shall terminate on the tenth anniversary of such approval date; provided that Purchase Loans outstanding as of such date shall not be affected or impaired by the termination of the Program.

5.       ELIGIBLE EMPLOYEES

         The chief executive officer of the Company and other executive officers and senior management personnel of the Company and its Subsidiaries who, in the opinion of the Board, can materially influence the long-term performance of the Company and/or its Subsidiaries are eligible to receive a Purchase Loan. The Board shall have the power and complete discretion to select those eligible employees who are to receive Purchase Loans.

6.       LOAN TERMS


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         (a) GENERAL. The Company shall extend a Purchase Loan, subject to the terms and conditions set forth in this Section 6, to Participants either (i) to purchase Common Stock in the public trading market or (ii) to acquire Common Stock directly from the Company. The original principal amount of the Purchase Loan shall be equal to the purchase price of such Common Stock. For Common Stock acquired in the public trading market, the purchase price shall be the price actually paid, including commissions, by the Participant. For Common Stock acquired directly from the Company, the purchase price shall be the Offer Price, and the Purchaser shall execute a Purchase Note in such amount against delivery by the Company of a certificate evidencing the stock acquired. Each Purchase Loan shall be evidenced by a Purchase Note with full recourse against the maker. The obligations of each Participant under a Purchase Note shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any change in the existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or the market value of the Common Stock or any resulting release or discharge of any obligation of the Company or the existence of any claim, set-off or other rights which any Participant may have at any time against the Company or any other person, whether in connection with the Program or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or counterclaim.

         Notwithstanding anything to the contrary in this Section 6, the Company shall not be required to make any Purchase Loan to a Participant if the making of such Purchase Loan would (i) cause the Company to violate any covenant or similar provision in any indenture, loan agreement or other agreement, or (ii) violate any applicable federal, state or local law or regulation.

         (b) AMOUNTS. Purchase Loans shall be limited in principal amounts outstanding at any point in time to $300,000 for the chief executive officer, $100,000 each for other corporate executive officers and $50,000 each for other management personnel.

         (c) SECURITY. Payment of each Purchase Note shall be secured by a pledge of all of the Common Stock acquired by the Participant to which the Purchase Loan relates or by some other form of collateral approved by the Board. If the Purchase Loan is secured by a pledge of Common Stock, the Participant shall effect such pledge by delivering to the Company (i) the certificate or certificates for the applicable shares of Common Stock, accompanied by a duly executed stock power in blank, (ii) a properly executed stock pledge agreement, and (iii) such other documents as may be required by the Board. If the Purchase Loan is secured by some other form of collateral than Common Stock, then the Company's security interest in such collateral shall be effected as determined by the Board.

         A Participant shall always have the right to sell the Common Stock securing a Purchase Loan provided that (i) such sales are in accordance with the Company's trading policies and applicable securities laws, (ii) the Company shall have a security interest in the proceeds of such sale to the extent of any outstanding Purchase Loan, and (iii) the proceeds of any such


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sale are utilized in the manner provided in Section 6(f)(ii). Prior to payment in full of the outstanding balance on the Purchase Note (including accrued and unpaid interest), no Common Stock or other collateral pledged to the Company under the stock pledge agreement shall be released except pursuant to Section 6(f)(ii).

         (d) INTEREST. Interest on the principal balance of each Purchase Loan will accrue annually, in arrears, at the Interest Rate. Except as provided in subsections (f) and (g) of this Section 6, accrued interest shall be payable with each installment of principal and at maturity.

         (e) TERM. The term of each Purchase Loan shall begin on the date specified in subsection (a) of this Section 6 and, subject to prepayment as provided in subsections (f), (g) and (h) of this Section 6, mature no later than the fifth anniversary of such date. The principal balance of the Purchase Loan shall be payable in installments as provided in the Purchase Note, with interest on the unpaid balance payable as provided in Section 6(d). The Board shall have the discretion to grant Purchase Loans with payments of principal and accrued but unpaid interest due in a lump sum at the end of the loan term.

         (f) PREPAYMENT OBLIGATIONS OTHER THAN ON TERMINATION OF SERVICE.

                  (i) DIVIDENDS AND DISTRIBUTIONS. To the extent the Participant receives cash dividends or other distributions (other than liquidating distributions) paid in cash on the Common Stock securing a Purchase Loan, the Participant shall be entitled to retain such dividend or distribution with no prepayment of the related Purchase Loan.

                  (ii) SALE OF COMMON STOCK. In the event a Participant sells some or all of the Common Stock securing a Purchase Loan, the full pre-tax amount of the proceeds of such sale shall be applied to prepay the Purchase Loan to the extent of the outstanding balance of principal and accrued interest thereon. In the event that the Participant sells all the Common Stock securing a Purchase Loan and the proceeds of any such sale are inadequate to fully pay the principal and accrued interest thereon, such loan will become due and payable in full 30 days after such sale unless the Participant provides substitute collateral satisfactory to the Board. A transfer of a Participant's Common Stock to a revocable trust as to which the Participant retains voting and investment power (which powers of revocation, voting and investment may be shared with the Participant's spouse) or a transfer to joint ownership with such Participant's spouse shall not be deemed a sale for purposes of this Section 6(f)(ii), although such Common Stock shall remain pledged to secure the Purchase Loan.

                  (iii) OPTIONAL PREPAYMENTS. The Participant may prepay all or any portion of a Purchase Loan at any time.

                  (iv) APPLICATION OF PREPAYMENTS. All prepayments made to the Company pursuant to this Section 6(f) shall first be applied to pay accrued interest on the Purchase Loan and then to reduce the principal balance due on the Purchase Loan. Any prepayment of a


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remaining balance shall be applied to the principal payments due thereon in chronological order of maturity.

         (g) PREPAYMENT OBLIGATIONS ON TERMINATION OF SERVICE. In the event of Participant's Termination of Service for any reason except (1) Retirement, (2) Disability, or (3) termination by the Company without Cause, any outstanding balance (including accrued and unpaid interest) of the Purchase Loan to such Participant shall be due and payable 30 days following the later of (i) the day following the date of Termination or (ii) the day following the first date on which the Participant may sell the Common Stock securing the Purchase Loan in the public trading market under Rule 144 of the Securities and Exchange Commission, if such stock was not registered under the Securities Act of 1933 at the time of issuance, and without otherwise incurring liability under the federal securities laws, including Section 16 of the 1934 Act, (limited, in the case of Section 16, to liability relating to purchases or sales of Common Stock or any derivative security occurring prior to the Termination of Service). There shall be no prepayment obligation incurred solely as a result of a Participant's Termination of Service for any of the reasons mentioned in the first sentence of this Section 6(g) prior to maturity of a Purchase Loan. All prepayments under this Section 6(g) shall be applied as provided in Section 6(f)(iv).

         (h) COMPLIANCE WITH SECURITIES LAWS. With respect to purchases of Common Stock directly from the Company hereunder, the Board shall have the discretion, but shall be under no obligation, to register the issuance of such shares under the Securities Act of 1933. In the event that the Board elects not to register such issuances, the Board may require of Participants such investment representations and other documents as the Board deems necessary to enable the Common Stock to be issued under available exemptions from federal and state securities laws, and the Board may cause the certificates representing such Common Stock to bear appropriate legends restricting transfer as required to qualify for such exemptions.

7.       PROGRAM ADMINISTRATION.


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         The Program shall be administered by the Board. Subject to the provisions of the Program, the Board shall interpret the Program and make such rules as it deems necessary for the proper administration of the Program, shall make all other determinations necessary or advisable for the administration of the Program and shall correct any defect or supply any omission or reconcile any inconsistency in the Program in the manner and to the extent that the Board deems desirable to carry the Program into effect. Among other things, the Board shall have the authority, subject to the terms of the Program, to determine (i) the individuals to whom the Purchase Loans are offered, (ii) the basis for any Termination of Service, and (iii) the forms, terms and provisions of any documents utilized under the Program. Any action taken or determination made by the Board pursuant to this paragraph and the other paragraphs of the Program in which the Board is given discretion shall be final and conclusive on all parties. The Board may consult with counsel, who may be counsel to the Company, and such other advisors as the Board may deem necessary and/or desirable, and the members of the Board shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel or any other advisor.

8.       AMENDMENT AND DISCONTINUANCE OF THE PROGRAM.

         The Board may amend, suspend or terminate the Program at any time, subject to the provisions of this Section 8. No amendment, suspension or termination of the Program may, without the consent of the Participant, adversely affect such Participant's rights under any outstanding Purchase Loans in any material respect.

9.       MISCELLANEOUS PROVISIONS.

         (a) EMPLOYMENT NOT GUARANTEED. Nothing contained in the Program nor any related agreement nor any action taken in the administration of the Program shall be construed as a contract of employment or as giving a Participant any right to be retained in the Service of the Company.

         (b) NONASSIGNABILITY. No person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey any interest in the Program.

         (c) SEPARABILITY, VALIDITY. In the event that any provision of the Program or any related document is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Program or any related document.

         (d) APPLICABLE LAW. The Program, any Purchase Loans extended pursuant thereto and any related documents shall be governed in accordance with the laws of the State of Delaware without regard to the application of the conflicts of law provisions thereof. The obligation of the Company with respect to the grant of Purchase Loans shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as


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may be required, including, without the rules and regulations of any securities exchange on which the Common Stock may be listed.

         (e) INUREMENT OF RIGHTS AND OBLIGATIONS. The rights and obligations under the Program, any Purchase Loans extended pursuant thereto and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

         (f) NOTICES. All notices and other communications required or permitted to be given under this Program shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (A) if to the Company--at its principal business address to the attention of the General Counsel; (B) if to any Participant--at the last address of the Participant known to the sender at the time the notice or other communication is sent.









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